          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote deletions.



                                LICENSE AGREEMENT
                                     BETWEEN
                              VISION-SCIENCES, INC.
                                       AND

                             ASAHI OPTICAL CO., LTD.


                  This License Agreement ("Agreement") is made as of August 6, 1998 (the "Effective Date") between (1) Vision-Sciences, Inc. ("VSI"), a Delaware corporation with its principal place of business at 9 Strathmore Rd., Natick, Massachussetts 01760 , U.S.A. and (2) ASAHI OPTICAL CO., LTD. ("AOC"), a Japanese corporation with its principal office at 2-36-9, Maeno-cho, Itabashi-ku, Tokyo 174, Japan.

         RECITALS:

         A. VSI is engaged in the development and sale of industrial and medical endoscopes and related technologies and products, and is a party to that certain License and Manufacturing Agreement, dated as of August 6, 1998 (the "License Agreement") between VSI and 3DV.

         B. AOC is a party to that certain Agreement, dated as of the date hereof (the "Manufacturing and Technical Assistance Agreement"), between AOC and 3DV, relating to, among other things, the manufacturing of certain products incorporating Proprietary Rights (as defined herein).

         C. AOC desires to acquire from VSI exclusive rights with respect to the Proprietary Rights and Technology (as hereinbelow defined, respectively) in certain fields and

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote deletions.



to acquire from VSI and 3DV (as hereinbelow defined) certain products having applications in those fields in accordance with the terms hereof; and

         D. VSI desires to grant such rights to AOC as the sole and exclusive Approved Assign under the License Agreement, entitled to the rights and benefits of an Approved Assign under the License Agreement in accordance with the terms hereof.

     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:


                                     Article I

                                    Definitions

     1.1. "3DV" means 3DV Systems Ltd., an Israeli company with its principal place of business at Bldg. 7, Industrial Park, P.O. Box 249, Yokneam 20692 Israel.

     1.2. "Affiliate" means, with respect to a corporation or other entity, any entity controlling, controlled by, or under common control with such first entity.

     1.3.   "Claims" has the meaning set forth in Article 7.1.

     1.4.   "Confidential Information" has the meaning set forth in Article
10.1.

     1.5. "CMOS" means active pixel CMOS-based image sensors as suggested by [**].

     1.6. "Digital Still Camera" means a camera which is designed and/or used primarily to capture still images (as opposed to full motion video) in digital form, and which is covered by Proprietary Rights or made by a process covered by Proprietary Rights, which Proprietary Rights are enforceable in any country in which the camera (or component thereof) is made, used or sold.

     1.7.    "Disclosing Party" has the meaning given in Article 10.1.

     1.8.    "Each Related Party" has the meaning given in Article 4.1.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote deletions.



         1.9. "EO Element" means the electro optical element of electro optic shutter described in the Basic Patents referred to in Article 1.13.

         1.10. "Exclusive Field" means the field represented by the use, market and application of devices designed and/or used primarily in, or capable of substantial use in, any of the following application area: (i) [**] systems;
(ii) [**] systems; (iii) [**]a systems; and (iv) [**] systems [**].

         1.11. "Nonconformities" has the meaning set forth in Articles 3.4 and 5.2.

         1.12. "Product" means a device designed, made, used, offered for sale or sold by or for AOC, which is covered by Proprietary Rights or made by a process covered by Proprietary Rights, which Proprietary Rights are enforceable in any country in which the device is designed, made, used or sold, regardless whether said device includes an EO Element or not.

         1.13. "Proprietary Rights" means any and all rights of 3DV or its Affiliates, anywhere in the world, with respect to (i) the patents and patent applications (including continuations and continuations in part to the extent claiming the same or similar subject matter) described on Exhibit I (the "Basic Patents") and (ii) any subsequent patents or patent applications covering improvements, modifications and enhancements to the Basic Patents and claiming subject matter which could not be practiced without a license or right to use the Basic Patents and without infringing the rights underlying the Basic Patents, together with all trade secrets and other intellectual property rights of 3DV disclosed in the Basic Patents or in any of such other patents or patent applications.

         1.14.    "Receiving Party" has the meaning given in Article 10.1.

         1.15.    "[**]" means [**].

         1.16. "Technology" means patentable and nonpatentable technology relating to the utilization or application of CMOS as researched or developed singly by VSI or jointly by VSI and [**].

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote deletions.



                                    Article 2

                Licenses and Other Intellectual Property Matters

         2.1. VSI hereby grants and assigns to AOC, as the sole and exclusive Approved Assign under the License Agreement, a worldwide, perpetual, royalty-free license under all Proprietary Rights to:

         2.1.1. Design, have designed, make, have made, use, offer for sale, sell and import Products, and adapt, distribute, perform and display designs, computer software and other works of authorship covered by Proprietary Rights, on a sole and exclusive basis within the Exclusive Field, including all rights to the integration of EO Element into such products and the distribution and sale of such products, in the Exclusive Field, but excluding the right to manufacture and supply the 3DV Component (or the EO Element, as the case may be), which shall be reserved exclusively to 3DV except in the specific circumstances described in Section 3.1, and

         2.1.2. Design, have designed, make, have made, use, offer for sale, sell and import Digital Still Cameras, and adapt, distribute, perform and display designs, computer software and other works of authorship covered by Proprietary Rights in connection with Digital Still Cameras, on a nonexclusive basis, but excluding the right to manufacture and supply the 3DV Component (or the EO Element, as the case may be), which shall be reserved exclusively to 3DV except in the specific circumstances described in Section 3.1.

         2.2.   VSI hereby grants a worldwide, perpetual, royalty-free license:

         2.2.1. Use the Technology on a sole and exclusive basis for the utilization or application of CMOS within the field of [**] systems and related products; and

         2.2.2. Use the Technology on a non-exclusive basis for the utilization or application of CMOS outside the field of application described in Section 2.2.1.

         2.3. Notwithstanding the provisions of Articles 2.1 and 2.2 above, VSI reserves the right to:

         2.3.1. Practice and use by itself (and its subcontractors) the Proprietary Rights for the manufacture and sale of products bearing VSI's own trademarks, only within the field of [**] systems and related products; and

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote deletions.



         2.3.2. Practice and use by itself CMOS for products bearing VSI's own trademarks in the field of [**] systems and related products.

         2.4. VSI shall, at the request of AOC, permit, AOC to register, or take other legal protection as to, the license granted to AOC hereunder at any competent government authority, in order for AOC's position as a licensee under this Agreement and as an Approved Assign under the License Agreement to be effective against third parties.

         2.5. VSI shall promptly upon request or otherwise on or about every six months during the term of this Agreement disclose to AOC any invention, discovery, design, computer software or other technology having applications in the Exclusive Field and which relates to the subject matter of the Proprietary Rights that is created, conceived or reduced to practice by VSI or 3DV, or its personnel during the term of this Agreement, whether pursuant to Article 3 or otherwise. A disclosure shall consist of a written summary sufficient to convey a clear understanding of the nature, purpose, operation and characteristics of the invention, discovery, design, computer software or other technology. Upon request, VSI shall provide to AOC any information reasonably required by AOC for the evaluation or use thereof. VSI shall consult with AOC concerning the patenting or other legal protection of each such invention, discovery, design, computer software or other technology

         2.6. The parties acknowledge that certain devices outside the Exclusive Field may be capable of incidental uses in the Exclusive Field and that such incidental uses by third parties may be difficult or impossible to discover or control. VSI, however, shall not (except as permitted in the exercise of its rights under Section 2.3 above) directly or indirectly engage, or assist any other person, corporation or other entity to engage, in the design, development, manufacture, sale, marketing or use of any device in the Exclusive Field anywhere the world during the term of this Agreement. VSI acknowledges that its obligations under this Article 2.6 are founded upon valuable consideration, necessary to protect the legitimate interests of AOC, and reasonable with respect to geographic and temporal scope.

                                    Article 3

                           Manufacturing of EO Element

Notwithstanding the provisions of Article 2, AOC acknowledges that 3DV shall have an exclusive right to manufacture for AOC, and sell to AOC, EO Element to be included in a Product manufactured and sold by or for AOC in accordance with the terms and conditions set forth in the Manufacturing and Technical Assistance Agreement, a copy of which is attached hereto as Exhibit A.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote deletions.



                                    Article 4

                              Technical Assistance

         4.1. At the request of AOC and within a reasonable period of time after such request, VSI shall from time to time make arrangements, so that [**] or his assistants ("Each Related Party") will furnish AOC with all information necessary to integrate the Technology, and VSI shall accordingly cause Each Related Party to furnish AOC with such information by causing Each Related Party to disclose the same in documentary form, by causing Each Related Party to respond to inquiries from AOC, by causing Each Related Party to dispatch its technical experts to AOC or to accept AOC's personnel at Each Related Party's facilities, or by causing Each Related Party to take other suitable measures.

                                    Article 5

                     Priority Development and Supply of CMOS

         5.1. VSI shall develop the CMOS applicable to industrial and medical endoscope systems and realted products, with first priority over other areas, and shall manufacture and supply such CMOS to AOC at the fair, reasonable and most favorable prices and conditions. So far as such development is made by VSI, AOC shall purchase from VSI the CMOS to be used by AOC in the Exclusive Field.

         5.2. Such sale and purchase of CMOS shall be governed by the provisions of this Article 5.2.

         5.2.1. At any time during the term of this Agreement, AOC may order CMOS from VSI by submitting a purchase order therefor to VSI, and the price and delivery schedule for such CMOS shall be negotiated in good faith between VSI and AOC. VSI shall not unreasonably refuse to accept, or delay its acceptance of, any such purchase order and shall, upon the acceptance of any such purchase order, deliver the CMOS ordered, in accordance with the requirements of this Agreement and the specifications, delivery schedule and other requirements applicable under the purchase order. All such deliveries shall be F.O.B. port of export (in accordance with INCOTERMS 1990), unless the purchase order specifies otherwise.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote deletions.



                                    Article 6

                         Representations and Warranties

         6.1. The parties each represent and warrant that they have the right, power and authority to enter into and to perform their obligations under this Agreement.

         6.2.   VSI represents and warrants that:

         6.2.1. It is a corporation duly organized under the laws of the State of Delaware;

         6.2.2. It has the right to grant the rights granted in Article 2;

         6.2.3. This Agreement is not in violation of any obligation it has to any third Party;

         6.2.4. All transactions contemplated in this Agreement are lawful and not in violation of any laws and regulations both in Japan and in the United States of America.

         6.2.5. The CMOS manufactured and sold by VSI and the subsequent use and resale thereof, will not infringe any patent, trade secret, copyright, mask work right or other proprietary right of any third party;

         6.2.6. The CMOS manufactured and sold by VSI and the subsequent use and resale thereof, shall conform to any applicable requirements of this Agreement and the relevant purchase order, be free of design defects that would render the CMOS inoperable or unusable in Products, and be free of defects in materials and workmanship for a period of one year from their acceptance by AOC. If CMOS fails to conform to the representation and warranty of this Article 6.2.6, VSI shall promptly remedy, or shall cause [**] to promptly remedy, such failure at the expense of VSI; and

         6.2.7. All the Proprietary Rights shall be maintained in effect and valid pursuant to all applicable local laws and regulations, and the Technology is and consist of patentable and nonpatentable technology relating to the utilization or application of CMOS which is available to VSI at the time of the furnishing thereof to AOC.

         6.3.   AOC represents and warrants that:

         6.3.1. It is a corporation duly organized under the laws of Japan; and

         6.3.2. This Agreement is not in violation of any obligation it has to any third Party;

         6.4. NEITHER PARTY MAKES ANY OTHER EXPRESS OR IMPLIED WARRANTIES OR ANY KIND (INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE).


                                    Article 7

                                    Indemnity

         7.1. VSI shall defend, indemnify and hold harmless AOC and its customers, directors, officers, agents, employees and shareholders from and against all claims, liabilities, suits, losses, damages and expenses, including costs and reasonable attorney's fees, but excluding consequential or special damages ("Claims") relating to or resulting from (i) breach of any of the representations and warranties made by VSI in Article 6, (ii) the use or sale of CMOS manufactured and sold by VSI. If CMOS manufactured and sold by VSI infringes any patent, trade secret, copyright, mask work right or other propriety right of any third party, VSI shall use commercially reasonable efforts, at VSI's expense, to promptly procure the rights necessary for the continueduse and sale of such CMOS or modify the design of the CMOS so as to render it noninfringing.

         7.2. AOC shall defend, indemnify and hold harmless VSI and its directors, officers, agents, employees and shareholders from and against all Claims relating to or resulting from (i) breach of any of the representations and warranties made by AOC in Article 6, or (ii) the manufacture, use or sale of Products manufactured and sold by AOC, except to the extent such Claims are covered by Article 7.1

         7.3. In connection with any Claim covered by Article 7.1 or 7.2, (i) the indemnifying party shall assume, at its cost and expense, control of the defense or settlement of such Claim through counsel selected by the indemnifying party; (ii) the indemnified party shall have the right to participate in the defense or settlement of the Claim at its expense; and (iii) the parties shall cooperate to the extent necessary in the defense of the Claim.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote deletions.



                                    Article 8

                            Third Party Infringement

         8.1. AOC shall have the right, but not the obligation, to enforce the Proprietary Rights against infringement by a third party in the Exclusive Field. If AOC elects to enforce the Proprietary Rights, AOC's enforcement action shall be at AOC's expense, and AOC shall have the right to retain any settlement amounts or judgments recovered through such enforcement. AOC shall have the right to join VSI, 3DV or [**] as a party plaintiff if necessary or desirable in such enforcement. VSI shall fully cooperate with and supply, and shall cause 3DV or [**], as the case may be, to fully cooperate with and supply, all assistance reasonably requested by AOC in such enforcement, including by making its employees available to testify when requested and to make available relevant records, papers, information, samples, specimens and the like, at AOC's cost and expense.


                                    Article 9

                                    Insurance

         9.1. VSI shall, at its sole expense, maintain policies of comprehensive general liability insurance issued by insurers acceptable to AOC in amounts reasonably acceptable to the parties as they shall determine from time to time. Such insurance shall provide (i) product liability coverage and
(ii) broad form contractual liability coverage for the indemnity in Article 7. Such insurance shall name AOC as additional insureds. Such insurance shall be primary coverage without right of contribution from any AOC insurance. Insurance obtained by AOC is for the exclusive benefit of AOC.

         9.2. VSI shall provide AOC with written evidence of such insurance upon request of AOC.

                                   Article 10

                                 Confidentiality

         10.1. For the purpose of this Article 10, the term "Confidential Information" means any information used in or relating to the business of one party (the "Disclosing Party"), including but not limited to information concerning the Disclosing Party's research, development efforts, trade secrets, product or marketing plans, vendor or customer relationships, finances, business operations or affairs and any information of third parties that the

Disclosing Party maintains in confidence, and all tangible embodiments of such information, that is received by the other party (the "Receiving Party"), in any form

         10.2. A Receiving Party shall not use the Disclosing Party's Confidential information for any purpose other than in accordance with this Agreement and shall not disclose Confidential Information to any person other than its employees and its independent contractors subject to a nondisclosure obligation comparable in scope to this Article 10, which employees and independent contractors have a need to know such Confidential Information; provided that AOC may, to the extent reasonably necessary, disclose to its customers and suppliers technical information concerning the performance characteristics of CMOS or Technology, which information is of a type reasonably and customarily disclosed to customers and suppliers on a non-confidential basis, in connection with the manufacture, use or sale of Products or other products for which CMOS is used.

         10.3. Notwithstanding Article 10.2, a Receiving Party may use for any purpose or disclose any information that the Receiving Party can show (i) is or becomes publicly known through no fault of the Receiving Party; (ii) is developed independently by the Receiving Party; (iii) is known by the Receiving Party when disclosed by the Disclosing Party, if the Receiving Party does not then have a duty to maintain its confidentiality; or (iv) is rightfully obtained by the Receiving Party form a third party not obligated to preserve its confidentiality. A Receiving Party also may disclose Confidential Information to the extent required by a court or other governmental authority, provided that
(a) the Receiving Party gives the Disclosing Party reasonable notice of the disclosure, (b) the Receiving Party uses reasonable efforts to resist disclosing the Confidential Information, and (c) the Receiving Party cooperates with the Disclosing Party on request to obtain a protective order or otherwise limit the disclosure.

         10.4.  The parties acknowledge that either party's breach of Article
10.2 would cause the other party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the non-breaching party shall be entitled to injunctive relief in addition to any other remedies it may have at law or in equity.

                                   Article 11

                             Limitation of Liability

         11.1. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES AS THE RESULT OF ANY CLAIM ARISING UNDER THIS AGREEMENT, REGARDLESS OF WHETHER THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                   Article 12

                              Term and Termination

         12.1. This Agreement shall remain in effect unless terminated in accordance with the provisions of this Article 12.

         12.2. Each party shall have the right to terminate this Agreement if the other party breaches its obligations under this Agreement and fails to remedy the breach within ninety (90) days after receiving notice of the breach from the nonbreaching party.

         12.3. AOC shall have the right to terminate this Agreement without cause upon thirty (30) days written notice to VSI.

         12.4.  VSI shall have the right to terminate this Agreement upon thirty
(30) days written notice to AOC if AOC becomes the subject of voluntary bankruptcy, insolvency or similar proceedings, or involuntary proceedings not dismissed within ninety (90) days.

         12.5. In the event of any termination of this Agreement, all of Proprietary Rights and Technology shall revert to VSI, including any of Proprietary Rights or Technology with respect to improvements, modifications and enhancements to, and applications of VSI technology created, conceived or reduced to practice under this Agreement.


                                   Article 13

                                     Notices

         13.1.  All notices sent under this Agreement shall be in writing and
(i) hand delivered, (ii) transmitted by legible telecopy, with a copy sent concurrently by certified airmail, return receipt requested; or (iii) delivered by prepaid overnight courier. Such notices shall be deemed effective when received.

         13.2. Notices shall be sent to the parties at the following addresses or such other addresses as the parties subsequently may provide:

If to VSI:

Vision-Sciences, Inc.
40 Ramland Road South
Orangeburg, New York 10962
USA
Attn:  Katsumi Oneda
Tel:  1-914-365-0600
Fax: 1-914-365-0620
If to AOC:

Asahi Optical Co. Ltd.
2-36-9 Maeno-cho
Itabashi-ku
Tokyo 174
Japan
Attn. Tohru Matsumoto, President
Tel:  81-3-3960-5150
Fax:  81-3-3960-5226

                                   Article 14

                                  Miscellaneous

         14.1. All communications between the parties shall be in the English language.

         14.2. Except as may be required by applicable law, neither party may, without prior written consent of the other party, use the name or any trademark of the other party in any advertising or publicity material, or make any form of representation or statement which would constitute an express or implied endorsement by the other party of any product.

         14.3. Nothing in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the parties, or as authorizing either party to act as agent for the other.

         14.4. This Agreement shall be governed by and construed in accordance with the laws of New York, with the same force and effect as if executed and to be fully performed therein. Unless amicably settled through mutual consultation between the parties, all disputes, controversies of differences which may arise between the parties out of our in relation to or in connection with this Agreement or any breach thereof shall be settled by arbitration. The place of arbitration shall be, unless otherwise agreed between the parties, the country in which the respondent resides. In case the respondent is VSI, the arbitration shall be conducted in New York by the American Arbitration Association under the American Arbitration Association. In case the respondent is AOC, the arbitration shall be conducted in Tokyo by the Japan Commercial Arbitration Association under the Commercial Arbitration Rules thereof. The award rendered in such arbitration shall be final and binding upon both parties. The parties hereby exclude from application to this Agreement the United Nations Convention on Contracts for the International Sale of Goods.

         14.5. The provisions of this Agreement are severable, and the unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purposes of that provision to the greatest extent possible under applicable law.

         14.6. The rights and remedies provided in this Agreement and all other rights and remedies available to either party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. Neither asserting a right nor employing a remedy shall preclude the concurrent assertion of any other right or employment of any other remedy, nor shall the failure to assert any right or remedy constitute a waiver of that right or remedy.

         14.7. Except as otherwise specifically provided in this Agreement, neither party shall assign any of its rights or obligations nor subcontract or otherwise delegate any of its duties under this Agreement to any third party without the prior written consent of the other party, which shall not be withheld unreasonably. Any assignment or delegation in violation of this Article
14.7 shall be void.

         14.8. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, permitted assigns and legal representatives.

         14.9. All headings in this Agreement are included solely for convenient references and shall not affect the meaning or interpretation of this Agreement.

         14.10. This Agreement may be executed in counterparts, each of which shall be deemed to be original but all of which together shall constitute a single instrument.

         14.11. The provisions of Articles 6, 7, 10, 11, 12, 13, and 14 shall survive the expiration or termination of this Agreement.

         14.12. This Agreement and the License Agreement sets forth the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements between the parties concerning the subject matter hereof. Amendments to this Agreement must be in writing signed by duly authorized officers of the parties. No claimed oral agreement in respect thereto shall be considered as any part hereof.

         14.13. No waiver of or change in any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have any force or effect unless in writing, signed by duly authorized representatives of the parties.

                                    Article 15

                             Repurchase of VSI Stock

         15.1. In addition to any and all relief, remedies, damages and rights available to AOC under this Agreement and under law, in the event of any breach of this Agreement by VSI or failure by VSI to timely perform any of its obligations hereunder or if any representations or warranties of VSI hereunder are not accurate and true or do not remain accurate and true during the term of this Agreement, AOC shall have the right, at any time thereafter, to require VSI to buy back the two million (2,000,000) shares of common stock in VSI, at price of two point fifty U.S. dollars (U.S. $2.50) per share, that were purchased by AOC in August 1998, and VSI shall thereupon promptly repurchase all the shares at such price.



         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.


         VISION-SCIENCES, INC.              ASAHI OPTICAL CO., LTD.

         By:      /s/Katsumi Oneda          By:  /s/Tohru Mataumoto
              ------------------------           -----------------------
         Name:      Katsumi Oneda           Name:   Tohru Mataumoto
              ------------------------           -----------------------

         Title:      President                       Title:      President
              ------------------------           -----------------------

         Date:      August 6, 1998          Date:      August 10, 1998
              ----------------------------       ---------------------

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote deletions.

  (EXHIBIT I)
                                  BASIC PATENTS


1.       [**]

2.       [**]

3.       [**]

4.       [**]

5.       [**]

6.       [**]


I.       Registered / Issued Patent Rights:

Country        Patent Registration/               Date of Registration/
               Issuance No.                       Issuance


II.      Patent Applications:


Country        Patent Application No.             Date of Application